                                   EXHIBIT 21

                     SUBSIDIARIES OF THE ENSTAR GROUP, INC.
                              AS OF MARCH 15, 2005


The following table lists each subsidiary of The Enstar Group, Inc. indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

                                                  % of
                                                 Voting
Name                                            Securities     Jurisdiction
----                                            ----------     ------------
The Enstar Group, Inc.
A.  Castlewood Holdings Limited                   50%            Bermuda
    1.  Castlewood Limited                        100%           Bermuda
        a) Castlewood (EU) Holdings Ltd.          100%           England
           i)  Castlewood (EU) Ltd.               100%           England
           ii) Cranmore Adjusters Limited         100%           England
               1) Hurstcourt Underwriting         100%           England
                  Review
        b) Castlewood Brokers Limited             100%           Bermuda
        c) Bantry Holdings Ltd.                   50%            Bermuda
           i) Blackrock Holdings Ltd.             30%            Bermuda
              1) Kinsale Brokers Limited          100%           England

    2.  Kenmare Holdings Limited                  100%           Bermuda
        a) Fitzwilliam (SAC) Insurance            100%           Bermuda
           Limited
        b) Revir Limited                          100%           Bermuda
           i) River Thames Insurance              100%           England
              Company

           ii) Overseas Reinsurance               100%           Bermuda
               Corporation Limited
           iii) Regis Agencies Limited            100%           England
        c) Hudson Reinsurance Company             100%           Bermuda
           Limited

           i) Denman Holdings Limited             100%           Barbados
              1) Castlewood Holdings (US) Inc.    100%           Delaware
                 a) Castlewood US Inc.            100%           Delaware
                 b) Cranmore US Inc.              100%           Delaware
                 c) Castlewood                    100%           Delaware
                     Investments, Inc.
        d) Harper Holding Sarl                    100%           Luxembourg
           i) Harper Insurance Company            100%           Switzerland
           ii)Harper Financing Limited            100%           England
        e) Mercantile Indemnity Company           100%           England
            Ltd.
        f) Longmynd Insurance Company Ltd         100%           England
    3.  Hillcot Holdings Limited                  50.1%          Bermuda

        a) Hillcot Reinsurance Company                100%                    England
           Limited

           i)  Hillcot Underwriting                   100%                    England
               Management
           ii) Hillcot Mangement Services             100%                    England
               Ltd.

B.   B.H. Acquisition Ltd.                            50%                     Bermuda
     1.  Brittany Insurance Company Ltd.              100%                    Bermuda
     2.  Paget Holdings GmbH                          100%                    Austria
         a) Compagnie Europeene                       99.9%                   Belgium
            d'Assurances Industrielles SA

C. Enstar Financial Services, Inc.                    100%                    Florida

D. JCF CFN LLC                                        0                       Delaware

E. JCF CFN II LLC                                     0                       Delaware


(1) The remaining 0.1% of the company's voting securities is owned directly by Brittany Insurance Company Ltd.